EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Barrier Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Geert Cauwenbergh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GEERT CAUWENBERGH
Geert Cauwenbergh, Ph.D.
Chief Executive Officer

August 8, 2006